Exhibit 99.1

                    CERTIFICATION PURSUANT TO
         18 U.S.C. SECTION. 1350, AS ADOPTED PURSUANT TO
          SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the filing of the Annual Report on Form 10-K/A for the fiscal year ended December 31, 2002 (the Report) by Seaboard Corporation (the Company), the undersigned, as the Chief
Executive Officer of the Company, hereby certifies pursuant to 18
U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

     The Report fully complies with the requirements of Section
     13(a) or Section 15(d) of the Securities Exchange Act of 1934 provided, however, the financial statements of Fjord Seafood ASA were audited in accordance with auditing standards and practices generally accepted in Norway which differ from auditing standards generally accepted in the United States of America; and

     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


                                        /s/H. H. Bresky
                                        H. H. Bresky, Chairman of the Board,
                                        President and Chief Executive Officer